Exhibit 10.2

Amendment No. 1
to
Primo Water Corporation
2010 Employee Stock Purchase Plan

Amendment No. 1 (the “Amendment”), dated May 16, 2012, to the 2010 Employee Stock Purchase Plan (the “Existing Plan”; as amended hereby, the “Plan”), of Primo Water Corporation, a Delaware corporation (the “Company”).

Statement of Purpose

The Plan was approved by the Company’s Board of Directors on March 5, 2010, and by its stockholders on April 22, 2010, and became effective on such date.  The Company wishes to amend the Plan to increase the number of shares of the Company’s common stock, par value $.001, authorized for issuance under the Plan and to increase the maximum number of shares of common stock an Eligible Employee may purchase during an Offering Period under the Plan.

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto hereby agree as follows:

1.            Capitalized Terms.  All capitalized terms used and not defined herein shall have the meanings given thereto in the Existing Plan.

2.            Amendment to Existing Plan.

Section 4.1.  Number of Shares is hereby deleted in its entirety and replaced with the following:

“4.1           Number of Shares.  Subject to Article 9, the aggregate number of shares of Stock which may be issued pursuant to rights granted under the Plan shall be 273,957 shares. Any Stock distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Stock, treasury stock or Stock purchased on the open market.”

Section 5.2 paragraph (v) is hereby deleted in its entirety and replaced with the following:

“(v)  the maximum number of shares that may be purchased by any Eligible Employee during such Offering Period, which, in the absence of a contrary designation by the Administrator, shall be 25,000 shares;”

3.            Reference to and Effect on the Plan.  The Plan, as amended hereby, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

4.            Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

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Effective this 16th day of May, 2012.